EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-124569) and related prospectuses of MobileSmith, Inc. (the “Company”) of our audit report dated March 27, 2014, with respect to the financial statements of the Company included in the Company’s Annual Report on Form 10-K, for the years ended December 31, 2013 and 2012, filed on March 27, 2014.

/s/ CHERRY BEKAERT LLP

Raleigh, North Carolina
March 27, 2014